UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35774	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road	07660
Ridgefield Park, NJ	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2022 the Compensation Committee of the Board of Directors of Innodata Inc. (the “Company”):

(a) awarded a cash bonus of $300,000 to Mr. Jack Abuhoff, the Company’s President and Chief Executive Officer, and $180,000 to Mr. Ashok Mishra, the Company’s Executive Vice President and Chief Operating Officer;

(b) increased the base salary of Mr. Mishra from $300,000 to $400,000 effective April 1, 2022; and

(c) approved the grant of stock options under a long term incentive arrangement for Mr. Abuhoff, Mr. Mishra, and Mr. Nauman (Nick) Toor, the Company’s Chairman, as follows: stock options to purchase 832,926 shares of common stock to Mr. Abuhoff, stock options to purchase 416,632 shares of common stock to Mr. Mishra and stock options to purchase 110,000 shares of common stock to Mr. Toor.

The stock options were granted pursuant to the terms of the Company’s 2013 Stock Plan (As Amended and Restated Effective June 7, 2016). The stock options have an exercise price of $4.99, a term of ten years from the date of grant, and vest in their entirety on January 1, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: March 16, 2022	By:	/s/ Amy R. Agress
Amy R. Agress
Senior Vice President and General Counsel